Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 10-K of The Bank of New York Mellon Corporation (successor by merger to The Bank of New York Company, Inc.) of our report dated February 21, 2007, with respect to the consolidated financial statements of The Bank of New York Company, Inc. included in the Annual Report of The Bank of New York Mellon Corporation.

We also consent to the incorporation by reference of our report dated February 21, 2007, with respect to the consolidated financial statements of The Bank of New York Company, Inc. included in the Annual Report of The Bank of New York Mellon Corporation, in the following Registration Statements:

Registration Statement Number	Form	Description
No. 333-144217	S-3	The Bank of New York Mellon Corporation
No. 333-144261	S-3	The Bank of New York Mellon Corporation
No. 333-144261-01	S-3	Mellon Funding Corporation
No. 333-144261-02	S-3	Mellon Capital V
No. 333-144261-03	S-3	BNY Capital X
No. 333-144261-04	S-3	BNY Capital IX
No. 333-144261-05	S-3	BNY Capital VIII
No. 333-144261-06	S-3	BNY Capital VII
No. 333-144261-07	S-3	BNY Capital VI

No. 333-150324	S-8	The Bank of New York Mellon Corporation
No. 333-150323	S-8	The Bank of New York Mellon Corporation
No. 333-149473	S-8	The Bank of New York Mellon Corporation
No. 333-144216	S-8	The Bank of New York Mellon Corporation

/s/ ERNST & YOUNG LLP

New York, New York

February 27, 2009